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                                                                Exhibit 99(j)(1)


To the Board of Trustees and Shareholders of the Huntington VA Funds:



We consent to the use of our report pertaining to the Huntington VA Income Equity Fund dated February 16, 2001 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.



/s/ KPMG LLP


Columbus, Ohio
April 30, 2001